                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                   FORM 8-K/A

                           Amendment No. 1 to Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 16, 2001

                                   ----------


                        FINANCIAL PERFORMANCE CORPORATION
             (Exact name of registrant as specified in its charter)



           New York                        0-16530              13-3236325
(State or other jurisdiction of   (Commission file number)   (I.R.S. employer
incorporation or organization)                              identification no.)



           777 Third Avenue
             New York, NY                                  10017
(Address of principal executive offices)                 (Zip code)



       Registrant's telephone number, including area code: (212) 446-0200



                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and are omitted from this Current Report. The information required by Items 2 and 7(c) has been previously filed. This amended report is filed to provide the financial information required by Items 7(a) and 7(b).

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired

         The financial statements required by Item 7(a) of Form 8-K can be found on pages F-1 through F-19.

         (b) Pro Forma Financial Information

         The pro forma financial information required by Item 7(b) of Form 8-K can be found on pages F-20 through F-29.

                    CONSOLIDATED FINANCIAL STATEMENTS AND
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                      WILLEY BROTHERS, INC. AND SUBSIDIARY

                                December 31, 2000

                                 C O N T E N T S


                                                                                             Page
Reports of Independent Certified Public Accountants                                       F-3 - F-4

Financial Statements

       Consolidated Balance Sheets                                                        F-5 - F-6

       Consolidated Statements of Income                                                     F-7

       Consolidated Statement of Stockholders' Equity and Comprehensive Income               F-8

       Consolidated Statements of Cash Flows                                                 F-9

       Notes to Consolidated Financial Statements                                        F-10 - F-19













                                     F-2

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
    WILLEY BROTHERS, INC. AND SUBSIDIARY


We have audited the accompanying consolidated balance sheet of Willey Brothers, Inc. (a New Hampshire corporation) and Subsidiary as of December 31, 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the December 31, 2000 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Willey Brothers, Inc. and Subsidiary, as of December 31, 2000, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


GRANT THORNTON LLP


New York, New York
February 16, 2001

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Willey Brothers, Inc.


We have audited the accompanying consolidated balance sheet of Willey Brothers, Inc. and Subsidiary as of December 31, 1999, and the related consolidated statements of income, retained earnings and comprehensive income and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Willey Brothers, Inc. and Subsidiary, as of December 31, 1999, and the consolidated results of operations and cash flows for the year ended December 31, 1999, in conformity with generally accepted accounting principles.


                                           Gerald T. Reilly & Company


Milton, Massachusetts
February 18, 2000

                      Willey Brothers, Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,



                       ASSETS                                      2000             1999
                                                                -----------      -----------
Current assets
    Cash and cash equivalents                                   $   811,299      $ 4,913,968
    Accounts receivable, less allowance for doubtful
        accounts of $157,827 and $60,000, respectively            8,516,096        6,783,908
    Costs and estimated earnings in excess of billings            1,121,736        2,308,276
    Inventories                                                   3,305,846        2,459,504
    Notes receivable, net of valuation allowance
         of $104,442 and $0, respectively                                            100,135
    Deferred income tax assets, net of valuation allowance
        $0 and $60,000, respectively                                699,000          243,000
    Other current assets                                            451,286          119,658
                                                                -----------      -----------

              Total current assets                               14,905,263       16,928,449
                                                                -----------      -----------


Property, plant and equipment, at cost
    Dies and molds                                                  192,314          152,099
    Machinery and equipment                                         270,398          246,200
    Office furniture and equipment                                1,609,982        1,147,032
    Leasehold improvements                                          508,756          298,836
                                                                -----------      -----------

                                                                  2,581,450        1,844,167
       Less accumulated depreciation and amortization             1,438,134        1,078,812
                                                                -----------      -----------

                                                                  1,143,316          765,355
                                                                -----------      -----------


Other assets                                                        143,973          148,471
                                                                -----------      -----------

                                                                $16,192,552      $17,842,275
                                                                ===========      ===========


The accompanying notes are an integral part of these statements.

                      Willey Brothers, Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,


       LIABILITIES AND STOCKHOLDERS' EQUITY                     2000               1999
                                                            ------------       ------------
Current liabilities
    Bank loan                                                                  $    754,000
    Accounts payable and accrued contract costs             $  5,293,850          7,097,290
    Accrued expenses                                           1,855,751          1,973,252
    Billings in excess of costs and estimated earnings         1,886,019          2,861,259
    Income taxes payable                                         303,534            447,000
    Current portion, capital lease obligations                   103,205             25,422
    Current portion, long-term debt                              127,184            161,750
                                                            ------------       ------------

              Total current liabilities                        9,569,543         13,319,973

Notes payable                                                                       138,281
Capital lease obligations, net of current portion                171,789             27,738
                                                            ------------       ------------

                                                               9,741,332         13,485,992
Commitments and contingencies

Stockholders' equity
    Common stock, no par value; 300 shares authorized,
         issued and outstanding                                   32,000             32,000
    Retained earnings                                          6,438,232          4,339,559
    Accumulated other comprehensive loss                         (19,012)           (15,276)
                                                            ------------       ------------

                                                               6,451,220          4,356,283
                                                            ------------       ------------

                                                            $ 16,192,552       $ 17,842,275
                                                            ============       ============


The accompanying notes are an integral part of these statements.

                      Willey Brothers, Inc. and Subsidiary

                        CONSOLIDATED STATEMENTS OF INCOME

                             Year ended December 31,

                                                  2000               1999
                                              ------------       ------------
Net sales                                     $ 43,850,317       $ 33,952,118
Cost of sales                                   31,401,687         24,040,010
                                              ------------       ------------

              Gross profit                      12,448,630          9,912,108
                                              ------------       ------------

Operating expenses
    Selling, general and administrative          8,857,734          7,673,409
                                              ------------       ------------

              Operating income                   3,590,896          2,238,699

Other expenses (income)
    Interest expense                               266,485            109,513
    Interest and other income                     (102,488)           (74,375)
                                              ------------       ------------

                                                   163,997             35,138
                                              ------------       ------------

              Income before income taxes         3,426,899          2,203,561

Income tax provision (benefit)
   Current                                       1,784,226          1,174,907
   Deferred                                       (456,000)          (284,000)
                                              ------------       ------------

                                                 1,328,226            890,907
                                              ------------       ------------

              NET INCOME                      $  2,098,673       $  1,312,654
                                              ============       ============

The accompanying notes are an integral part of these statements.

                      Willey Brothers, Inc. and Subsidiary

    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

                     Years ended December 31, 1999 and 2000


                                                       Accumulated
                                                          other
                                    Common stock      comprehensive    Retained                   Comprehensive
                                  Shares    Amount        loss         earnings        Total          income
                                  ------   --------   -------------   -----------   -----------   -------------
Balance, January 1, 1998             300   $ 32,000                   $ 3,026,905   $ 3,058,905

Foreign currency translation
   adjustment                                         $     (15,276)                    (15,276)  $     (15,276)

Net income for the year                                                 1,312,654     1,312,654       1,312,654
                                  ------   --------   -------------   -----------   -----------   -------------

Balance, December 31, 1999           300     32,000         (15,276)    4,339,559     4,356,283   $   1,297,378
                                                                                                  =============

Foreign currency translation
   adjustment                                                (3,736)                     (3,736)  $      (3,736)

Net income for the year                                                 2,098,673     2,098,673       2,098,673
                                  ------   --------   -------------   -----------   -----------   -------------

BALANCE, DECEMBER 31, 2000           300   $ 32,000   $     (19,012)  $ 6,438,232   $ 6,451,220   $   2,094,937
                                  ======   ========   =============   ===========   ===========   =============


The accompanying notes are an integral part of this statement.

                      Willey Brothers, Inc. and Subsidiary

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year ended December 31,

                                                                         2000              1999
                                                                     -----------       -----------
Cash flows from operating activities
   Net income                                                        $ 2,098,673       $ 1,312,654
   Adjustments to reconcile net income to net cash
    (used in) provided by operating activities
       Depreciation and amortization                                     359,322           275,297
       Allowance for bad debts                                           202,269           (10,000)
       Allowance for obsolete inventory                                    6,426
       Deferred income tax assets                                       (456,000)         (284,000)
       Interest on note receivable                                        (4,307)           (9,726)
       Gain on disposal of property, plant and equipment                                    (1,236)
       Changes in assets and liabilities
         Accounts receivable                                          (1,830,015)       (3,389,580)
         Costs and estimated earnings in excess of billings            1,186,540        (1,103,297)
         Inventories                                                    (852,768)         (720,993)
         Other current assets                                           (331,617)          (24,352)
         Other assets                                                      4,488           (60,636)
         Accounts payable and accrued contract costs                  (1,803,439)        6,309,682
         Billings in excess of costs and estimated earnings             (975,241)        1,507,107
         Accrued expenses                                               (117,502)          799,840
         Income taxes payable                                           (143,466)         (278,000)
                                                                     -----------       -----------

           Net cash (used in) provided by operating activities        (2,656,637)        4,322,760
                                                                     -----------       -----------

Cash flows from investing activities
   Additions to property, plant and equipment                           (481,034)         (384,513)
   Proceeds from the sale of property, plant and equipment                                   4,894
                                                                     -----------       -----------

           Net cash used in investing activities                        (481,034)         (379,619)
                                                                     -----------       -----------

Cash flows from financing activities
   Payments on bank loan                                                (754,000)         (309,000)
   Payments on long-term debt                                           (172,847)         (151,930)
   Payments on capital leases                                            (34,415)          (23,783)
                                                                     -----------       -----------

           Net cash used in financing activities                        (961,262)         (484,713)
                                                                     -----------       -----------

Effect of exchange rate changes on cash and cash equivalents              (3,736)          (15,276)

           Net (decrease) increase in cash and cash equivalents       (4,102,669)        3,443,152

Cash and cash equivalents at beginning of year                         4,913,968         1,470,816
                                                                     -----------       -----------

Cash and cash equivalents at end of year                             $   811,299       $ 4,913,968
                                                                     ===========       ===========

Supplementary disclosures of cash flow information:
   Cash paid during the year for
     Interest                                                        $   249,189       $   109,513
                                                                     ===========       ===========
     Income taxes                                                    $ 1,920,287       $ 1,452,907
                                                                     ===========       ===========
Supplemental schedule of noncash investing activities:
   Capital lease obligations for property, plant and equipment       $   256,249       $    76,943
                                                                     ===========       ===========

The accompanying notes are an integral part of these statements.

                      Willey Brothers, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000

NOTE A - NATURE OF BUSINESS

     Willey Brothers, Inc. (the "Company") designs, manufactures, sells and installs quality visual merchandising fixtures and products to financial institutions and service companies in the United States of America and internationally. Such items include brochure displays, rate boards, directional signs and mandatory signs. The Company also designs, produces and distributes brochures, posters, catalogues and videotapes. In addition, the Company provides branch planning and design services that include design, ground-up construction, and construction supervision to financial institutions. The Company's business is expanding to provide services to financial institutions that aid in the strategic development of the institution's retail image and message. These services are expanding through products including demographic analysis, on-site facilities analysis, communications audits and brand development services. The Company considers all of its business activities to be a single segment.

     During June of 1999, the Company formed Willey Brothers International, S.A. as a wholly-owned subsidiary (the "Subsidiary"). The Subsidiary was organized as a Spanish corporation for the purpose of conducting similar business activities in Spain and other European countries.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.  Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated.

     2.  Translation of Foreign Currencies

         Assets and liabilities recorded in functional currencies other than U.S. dollars are translated into U.S. dollars at the year-end rate of exchange. Revenue and expenses are translated at the weighted-average exchange rates for the year. The resulting translation adjustments are charged or credited to other comprehensive income. Gains or losses from foreign currency transactions, such as those resulting from the settlement of receivables or payables denominated in foreign currency, are included in the earnings of the current period.

                      Willey Brothers, Inc. and Subsidiary

                                December 31, 2000



NOTE B (CONTINUED)

     3.  Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all certificates of deposit purchased with a maturity of three months or less to be cash equivalents. At December 31, 2000, there was $98,902 of cash held in foreign banks.

     4.  Inventories

         Inventories are priced at the lower of cost (determined by average and first-in, first-out methods) or market. All inventories are considered to be finished goods inventory.

         Uncompleted contracts are included in inventory at the accumulated cost of component units within each contract, not in excess of realizable value. Income is recognized principally on one of two bases, either units completed and shipped within each contract or by the percentage-of-completion method. At December 31, 2000 and 1999, the Company recorded an allowance for obsolete inventory of $66,426 and $60,000, respectively.

     5.  Property, Plant and Equipment

         Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. The estimated lives used in determining depreciation are:

                  Dies and molds                                 3 years
                  Machinery and other equipment                  3 - 7 years
                  Office furniture and equipment                 3 - 7 years
                  Transportation equipment                       5 years

         Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

         The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes. Accelerated methods are used for tax purposes.

                      Willey Brothers, Inc. and Subsidiary

                                December 31, 2000


NOTE B (CONTINUED)

     6.  Deferred Income Taxes

         Deferred income taxes result from the future tax benefits and expenses relating to differences between financial and tax reporting of assets and liabilities reported in the financial statements.

     7.  Warranty Costs

         Estimated future warranty costs are provided for in the period of sale for products under warranty. Accrued warranty costs at December 31, 2000 and 1999, were $109,586 and $60,000, respectively, and are included in accrued expenses in the balance sheet.

     8.  Revenue Recognition

         The Company records sales on its long-term contracts on a percentage-of-completion basis, based upon current estimates of costs to complete such contracts. Contract costs include all direct materials, labor and subcontractor costs. General and administrative expenses are accounted for as period charges and, therefore, are not included in the calculation of the estimates to complete. Anticipated losses are provided for in their entirety without reference to the percentage-of-completion. Costs and estimated earnings in excess of billings represent unbilled charges on long-term contracts consisting of amounts recognized but not billed at December 31. Such billings are generally made and collected in the subsequent year. Billings in excess of costs and estimated earnings represent billed charges on long-term contracts consisting of amounts not recognized but billed at December 31.

         Revenue from short-term contracts is recognized when the contracts are completed and product is shipped.

     9.  Advertising

         Advertising expenditures are expensed as incurred and amounted to $32,157 and $35,384 for the years ended December 31, 2000 and 1999, respectively, and are included in selling, general and administrative in the accompanying statement of income.

    10.  Other Comprehensive Income

         In 1999, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Other comprehensive income includes foreign currency translation adjustments.

                      Willey Brothers, Inc. and Subsidiary

                                December 31, 2000



NOTE B (CONTINUED)


    11.  Use of Estimates

         In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    12.  Certain Reclassifications

         Certain reclassifications have been made to the prior year amounts to conform to the December 31, 2000 presentation.



NOTE C - COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS

     The following is a summary of costs and estimated earnings on uncompleted contracts in comparison to billings at December 31:

                                                         2000           1999
                                                     -----------    -----------
 Branch planning, design and construction costs
    Costs and estimated earnings to date             $   645,793    $ 7,902,036
    Billings to date                                     (82,435)    (5,924,069)
                                                     -----------    -----------

                                                         563,358      1,977,967
                                                     -----------    -----------
Fixture sale and installment contracts
    Costs and estimated earnings to date                 475,943      2,584,087
    Billings to date                                  (1,803,584)    (5,115,037)
                                                     -----------    -----------

                                                      (1,327,641)    (2,530,950)
                                                     -----------    -----------

                                                     $  (764,283)   $  (552,983)
                                                     ===========    ===========

                      Willey Brothers, Inc. and Subsidiary

                                December 31, 2000



NOTE C (CONTINUED)

     Included in the accompanying consolidated balance sheets under the following captions at December 31:

                                                            2000              1999
                                                        -----------       -----------
Costs and estimated earnings in excess of billings      $ 1,121,736       $ 2,308,276
Billings in excess of costs and estimated earnings       (1,886,019)       (2,861,259)
                                                        -----------       -----------

                                                        $  (764,283)      $  (552,983)
                                                        ===========       ===========

NOTE D - CONCENTRATION OF CREDIT RISK

     The Company maintains its cash balances in several financial institutions which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

     At December 31, 2000 and 1999, the Company's accounts receivable had 0% and 21%, respectively, due from one financial institution. At December 31, 2000, the Company's accounts receivable had 26% and 22% due from two financial service companies, while at December 31, 1999, there was 18% due from one financial service company. Revenues generated by three financial institutions for the year ended December 31, 2000 was 18%, 11% and 10%, respectively, and 0% for the year ended December 31, 1999. Revenue generated by one financial service company for the years ended December 31, 2000 and 1999 was 19% and 34%, respectively.


NOTE E - EMPLOYEE BENEFIT PLAN

     The Company maintains a 401(k) profit-sharing plan for all eligible employees. Through a salary reduction program, the plan allows employee contributions on a pretax basis. There are no minimum corporate contributions required under the plan. The Company may make a discretionary matching contribution based on a percentage of participants' contributions. The Company may also make a discretionary profit-sharing contribution for the benefit of all eligible employees. Participants in the plan vest in Company contributions on a graduated scale over a six-year period. For the years ended December 31, 2000 and 1999, the Company accrued discretionary profit-sharing contributions of $320,000 and $240,000, respectively.

                      Willey Brothers, Inc. and Subsidiary

                                December 31, 2000



NOTE F - LONG-TERM OBLIGATIONS

     The note payable is due October 2001, bears interest at the bank's prime rate plus 1/4% (9.5% at December 31, 2000) and is payable in monthly installments of $14,299, including interest. This note payable is collateralized by a security interest in the Company's assets.

     The Company renegotiated its line of credit during April 2000 from $2,500,000 to $4,000,000 and then during August 2000 to $6,000,000.
     Interest accrues at LIBOR, plus 2.25% annually. During the April 2000 negotiations, the two shareholders were discharged from their prior guarantees. The line of credit has certain financial covenants, as defined, and at December 31, 2000, the Company was in compliance with these covenants. At December 31, 2000, the Company had available under this line of credit $6,000,000. This line of credit is collateralized by security interest in all of the Company's assets.


NOTE G - LEASE COMMITMENTS

     The Company conducts its operations in leased facilities and uses leased equipment under noncancelable operating leases expiring at various dates through August 31, 2003 and December 31, 2004, respectively. The facility lease in Gonic, New Hampshire includes options to renew the lease for two additional three-year periods and is accounted for as an operating lease. At the end of the lease term for equipment, the equipment may be purchased at its then fair market value.

     The minimum rental commitments under operating and capital leases are as follows:

                                                       Operating       Capital
     Year ended December 31,                             leases         leases

       2001                                           $  479,184      $129,350
       2002                                              457,928       100,280
       2003                                              197,358        91,709
       2004                                               10,381
                                                      ----------      --------

       Future minimum lease payments                  $1,144,851       321,339
                                                      ==========

       Amounts representing interest                                   (46,345)
                                                                      --------

       Present value of net minimum lease payments                    $274,994
                                                                      ========

                      Willey Brothers, Inc. and Subsidiary

                                December 31, 2000



NOTE G (CONTINUED)

     Total rent expense for all operating leases was $471,325 and $230,659 for the years ended December 31, 2000 and 1999, respectively.

     Property recorded under capital leases included the following amounts at December 31, 2000:

       Office furniture and equipment                          $333,192

       Accumulated amortization                                  55,347
                                                               --------

       Net capitalized leased property                         $277,845
                                                               ========

     Amortization expense relating to capital leases at December 31, 2000 and 1999 was $42,523 and $12,824, respectively.


NOTE H - RELATED PARTIES

     The Company leases an apartment, accounted for as an operating lease, from an officer of the Company for $950 per month. As of December 31, 2000 and 1999, the Company paid $11,400 relating to this lease.

     As of December 31, 2000, the Company advanced $131,663 on behalf of the stockholders, relating to the sale of the Company. These funds were repaid to the Company during January 2001.

                      Willey Brothers, Inc. and Subsidiary

                                December 31, 2000



NOTE I - INCOME TAXES

     The provision (benefit) for income taxes is as follows:

                                                     Year ended December 31,
                                                   --------------------------
                                                      2000           1999
                                                   ----------     -----------
              Current
                  Federal                          $1,306,688     $   958,172
                  State                               477,538         216,735
                                                   ----------     -----------

                                                    1,784,226       1,174,907
                                                   ----------     -----------

              Deferred
                  Federal                            (353,000)       (220,000)
                  State                              (103,000)        (64,000)
                                                   ----------     -----------

                                                     (456,000)       (284,000)
                                                   ----------     -----------

                                                   $1,328,226     $   890,907
                                                   ==========     ===========

                      Willey Brothers, Inc. and Subsidiary

                                December 31, 2000


NOTE I (CONTINUED)

     Deferred tax assets and liabilities are classified as current or noncurrent, according to the classification of the related asset or liability for financial reporting. The deferred tax assets are comprised of timing differences relating to depreciation, valuation allowances for inventory and notes receivable, warranty reserves and allowances for bad debts.

     The components of the net deferred tax asset are as follows:

                                                    Year ended December 31,
                                                   -------------------------
                                                      2000            1999
                                                   ---------       ---------
Deferred tax assets
    Accumulated depreciation and amortization      $ 138,000       $  93,000
    Allowances for receivables                       113,000          26,000
    Inventory                                         28,000          26,000
    Warranty costs                                    47,000          26,000
    Vacation costs                                   100,000          92,000
    Foreign subsidiary net operating loss            326,000          60,000
    Less valuation allowance                                         (60,000)
                                                   ---------       ---------
                                                     752,000         263,000
Deferred tax liabilities
    Deferred state tax liability                     (53,000)        (20,000)
                                                   ---------       ---------
                                                   $ 699,000       $ 243,000
                                                   =========       =========

NOTE J - IMPAIRMENT LOSSES

     At December 31, 2000, the Company recognized an impairment loss of approximately $104,000, relating to a note receivable from an unrelated third party. Management has determined that the unrelated third party does not have the ability to repay the amounts due and that the collateral, a security interest in the entity's assets, has no value. Accordingly, the impairment represents the entire amount due under this note receivable. As of December 31, 2000, the Company has determined that interest income should no longer be recorded. The original note receivable accrued interest quarterly at an annual rate of 10.5%. The impairment loss is reported in selling, general and administrative expenses in the consolidated statement of income.

     As of December 31, 2000, the assets of the Subsidiary have been recorded at their net realizable value, which required an impairment loss of $58,553 that was recorded to selling, general and administrative expenses in the consolidated statement of income.

                      Willey Brothers, Inc. and Subsidiary

                                December 31, 2000


NOTE K - SUBSEQUENT EVENTS

     On January 16, 2001, the Company entered into an agreement to be acquired by Financial Performance Corporation. Under the terms of the agreement, the new Parent company has contributed $5,500,000 in the equity of the Company. As part of this transaction, the Company's bank has agreed to provide the Company with $6,000,000 as a revolver bank loan and an additional $8,000,000 senior term loan. All of the Company's assets are pledged as collateral against these loans.

               Financial Performance Corporation and Subsidiaries

                INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION

Financial Performance Corporation ("FPC" or the "Company") was incorporated in New York in August 1984 under the name of Performance Services Group, Inc. and changed its name to Financial Performance Corporation in June 1998. Through its subsidiary, Michaelson Kelbick Partners, Inc. ("MKP"), the Company provides communications consulting services to the financial services industry, particularly with respect to communications concerning mergers and other business combinations. The Company also provides Internet-related businesses and services aimed at the business-to-business market through its subsidiary, iMapData.com, Inc. ("iMapData"), which provides business-to-business clients with convenient access via digital computer software to competitive marketing and economic data on a secure proprietary website.

In January 2001, the Company completed its acquisition of Willey Brothers, Inc. ("Willey Brothers"), a New Hampshire corporation, which designs and implements retail environments for banks and other financial services firms.
Simultaneously, the Company disposed of all of its shares of capital stock of MKP through the sale to MKP.

The following unaudited pro forma consolidated financial information (the "Pro Forma Financial Statements") of the Company is based on the consolidated historical financial statements of Financial Performance Corporation and Subsidiaries adjusted to give effect to: (i) the Willey Brothers Acquisition and the related financing transaction (the "Acquisition"), (ii) the disposition of its shares of capital stock of MKP, (iii) financing obtained under a term loan entered into with Fleet Capital Corporation, and (iv) proceeds from the issuance of Class A convertible preferred stock (the "Transaction").

The Pro Forma Financial Statements were prepared to illustrate the estimated effects of the Transaction. The Pro Forma Consolidated Balance Sheet gives effect to the Transaction as if it had occurred on December 31, 2000. The Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000 gives effect to the Transaction as if it had occurred on January 1, 2000.

The pro forma adjustments are based on assumptions that management believes are reasonable. The Pro Forma Financial Statements do not purport to represent what the results of operations or financial position of the Company would have been had the Transaction in fact occurred on such dates nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date. The Pro Forma Financial Statements should be read in conjunction with the consolidated financial statements of FPC and the related notes thereto included in the Company's Form 10-KSB for the year ended December 31, 2000, and the financial statements of Willey Brothers and related notes thereto included within the Form 8-K.

The Transaction will be accounted for as a purchase business combination. Under purchase accounting, the total purchase cost will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase cost over the book value of the net assets acquired has been allocated to goodwill in the accompanying Pro Forma Financial Statements. The pro forma allocation represents the Company's preliminary determination of purchase accounting adjustments based upon available information and certain assumptions that management believes are reasonable. The actual allocation of the purchase cost and its effect on the Company's results of operations and financial position may differ significantly from the pro forma amounts included herein.

               Financial Performance Corporation and Subsidiaries

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                December 31, 2000

                                                   Financial
                                                  Performance            Willey
                                                  Corporation        Brothers, Inc.        Pro forma          Pro forma
                     ASSETS                       (Historical)        (Historical)        adjustments        consolidated
                                                  --------------     --------------      ----------------    ------------
                                                                                               (Note A)
Cash and cash equivalents                        $   203,643        $    811,299         $ (1,014,942)        $      --
Accounts receivable, net                             175,700           8,516,096                                8,691,796
Costs and estimated earnings in excess of
   billings                                                            1,121,736                                1,121,736
Inventories                                                            3,305,846                                3,305,846
Prepaid expenses and other current assets            191,932             451,286                                  643,218
Deferred income tax asset                                                699,000                                  699,000
Net assets held for sale                           1,900,000                               (1,900,000)
                                                 -----------        ------------         ------------         -----------
         Total current assets                      2,471,275          14,905,263           (2,914,942)         14,461,596

Deferred financing costs                             525,000                                1,092,698           1,617,698

Property, plant and equipment, net                   262,542           1,143,316                                1,405,858

Goodwill                                          11,002,845                               24,948,780          35,951,625

Other assets                                          42,087             143,973                                  186,060
                                                 -----------        ------------         ------------         -----------

         Total assets                            $14,303,749        $ 16,192,552         $ 23,126,536         $53,622,837
                                                 ===========        ============         ============         ===========


The accompanying notes are an integral part of this statement.

               Financial Performance Corporation and Subsidiaries

                                December 31, 2000

                                                       Financial
                                                      Performance            Willey
                LIABILITIES AND                       Corporation        Brothers, Inc.        Pro forma             Pro forma
              STOCKHOLDERS' EQUITY                    (Historical)        (Historical)        adjustments          consolidated
                                                      --------------     --------------      ----------------      ------------
                                                                                                (Note A)
Current liabilities
   Due to stockholder                                                                          $  1,277,756         $  1,277,756
   Accounts payable and accrued expenses             $    829,034         $  7,149,601              100,000            8,078,635
   Billings in excess of costs and estimated
     earnings                                                                1,886,019                                 1,886,019
   Income tax payable                                                          303,534                                   303,534
   Deferred income taxes
   Capital lease obligations, current portion                                  103,205                                   103,205
   Current maturities of long-term debt                                        127,184              750,000              877,184
                                                     ------------         ------------         ------------         ------------

         Total current liabilities                        829,034            9,569,543            2,127,756           12,526,333

Long-term debt                                            690,000                                 7,250,000            7,940,000

Subordinated convertible notes payable                                                            8,833,333            8,833,333

Capital lease obligations                                                      171,789                                   171,789

Stockholders' equity
   Class A convertible preferred stock                                                               16,500               16,500
   Common stock                                           114,580               32,000              (16,875)             129,705
   Additional paid-in capital                          22,079,129                                11,354,054           33,433,183
   Retained earnings (deficit)                         (9,408,994)           6,438,232           (6,438,232)          (9,408,994)
   Accumulated other comprehensive loss                                        (19,012)                                  (19,012)
                                                     ------------         ------------         ------------         ------------
                                                       12,784,715            6,451,220            4,915,447           24,151,382
                                                     ------------         ------------         ------------         ------------
                                                     $ 14,303,749         $ 16,192,552         $ 23,126,536         $ 53,622,837
                                                     ============         ============         ============         ============


The accompanying notes are an integral part of this statement.

               Financial Performance Corporation and Subsidiaries

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                December 31, 2000



NOTE A - UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

     The following table summarizes unaudited pro forma consolidated balance sheet adjustments:

                                                                                                                Total
                                                                                                               pro forma
                                 (1)                  (2)                   (3)                 (4)           adjustments
                             ------------         ------------         ------------         ----------        -----------
Cash                         $(15,139,942)        $  8,000,000         $  4,125,000         $2,000,000        $(1,014,942)
Assets held for sale                                                                        (1,900,000)        (1,900,000)
Deferred financing
  costs                         1,092,698                                                                       1,092,698
Goodwill and other
   intangible assets           24,948,780                                                                      24,948,780
Other liabilities                                                                             (100,000)          (100,000)
Accounts payable and
  accrued expenses
Due to stockholder             (1,277,756)                                                                     (1,277,756)
Current maturities of
  long-term debt                                      (750,000)                                                  (750,000)
Term note payable                                   (7,250,000)                                                (7,250,000)
Subordinated
  convertible
  note payable                 (8,833,333)                                                                     (8,833,333)
Preferred stock                                                             (16,500)                              (16,500)
Common stock                       16,875                                                                          16,875
Additional paid-in
  capital                      (7,245,554)                               (4,108,500)                          (11,354,054)
Accumulated deficit             6,438,232                                                                       6,438,232
                             ------------         ------------         ------------         ----------        -----------
                             $        --          $       --           $       --           $     --          $      --
                             ============         ============         ============         ==========        ===========

     (1) The following table provides an analysis of the purchase price of the Willey Brothers acquisition. The excess of the purchase price over the book value of the net assets acquired has been allocated to goodwill and other intangible assets based upon a preliminary analysis of the net assets acquired and certain assumptions that the Company believes are reasonable. The actual allocation of purchase price may differ significantly from the pro forma amounts included herein.

               Financial Performance Corporation and Subsidiaries

                                December 31, 2000



NOTE A (CONTINUED)

        Cash consideration paid to the seller                                  $15,500,000
        Subordinated convertible promissory notes issued
            to the seller                                                        9,500,000
        Restricted common stock of FPC issued to the seller                      6,050,000
        Estimated transaction expenses                                           1,442,698
                                                                               -----------
                 Total purchase cost                                            32,492,698
        Estimated fair value of net assets acquired                              6,451,220
                                                                               -----------
        Purchase price in excess of estimated fair value of
            net assets acquired                                                $26,041,478
                                                                               ===========
        Allocation of purchase price in excess of book value of
            net assets acquired to goodwill and other intangible assets        $26,041,478
                                                                               ===========


          On the acquisition date, the Company delivered to the sellers (a) two subordinated convertible promissory notes, each in the principal amount of $3,750,000, which are due in a single payment including accrued interest on January 11, 2007, and are convertible into common stock of the Company in 25% increments on the first four anniversaries of issuance date at $4.00 per share, and (b) two subordinated convertible promissory notes, each in the principal amount of $1 million ("$1 million principal notes"), which are due in a single payment including principal and accrued interest on January 11, 2003, and are convertible upon shareholder ratification into the Company's common stock at $3.00 per share. In January 2001, a majority of the shareholders agreed to approve conversion when it is voted upon.
          The pro forma adjustment gives effect to the intrinsic value of the beneficial conversion feature of the $1 million principal notes of $666,667, which is computed by multiplying the converted shares (the principal balance of the notes divided by the exercise price) by the intrinsic value of the conversion feature (the difference between the market value per share and the exercise price stipulated by each of the notes). The aggregate beneficial conversion feature of the $1 million principal notes is $666,667, which has been recorded as a reduction in debt and an increase to additional paid-in capital.

     (2) Represents borrowings of $8 million under a term loan under the Loan and Security Agreement entered into between the Company and Fleet Capital Corporation on January 11, 2001.

               Financial Performance Corporation and Subsidiaries

                                December 31, 2000



NOTE A (CONTINUED)

     (3) Represents the issuance of 1,650,000 shares of Class A Convertible Preferred Stock ("Class A Preferred"). Each share of the Class A Preferred is convertible into one share of the Company's common stock at $2.50 per share.

     (4) Reflects the Company's sale of capital stock of Michaelson Kelbick Partners, Inc. ("MKP") owned by the Company to MKP. In connection with the sale, the Company received a payment of $2 million, the forgiveness of debt owed by the Company to MKP, and estimated management fees for fiscal 2001 payable by MKP to the Company. The pro forma adjustment includes the consideration received and the disposition of the assets and liabilities of MKP.

      Preferred Stock Accounting

      On January 11, 2001, the Company's Board of Directors authorized the designation and issuance of 1,650,000 shares of par value $0.01 Class A Convertible Preferred Stock. The fair value of the preferred stock is considered to be equal to the aggregate market value of the equivalent number of common shares into which the preferred is convertible.

      All of the preferred shares were issued with a beneficial conversion feature that has an intrinsic value of $1.50 per share, representing the difference between the market value of the Company's common stock of $4.00 per share and the initial conversion price of $2.50 per share on the date of issuance.

      The difference between the carrying value of the preferred stock and its conversion price of $2,475,000 will be amortized from the date of issuance to the earliest conversion date by increasing additional paid-in capital and decreasing retained earnings for the accrual of preferred dividends.

               Financial Performance Corporation and Subsidiaries

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended December 31, 2000

                                                     Financial
                                                    Performance        Willey
                                                    Corporation       Brothers, Inc.         Pro forma           Pro forma
                                                    (Historical)     (Historical)          adjustments          consolidated
                                                  ------------        ------------        -----------           ------------
                                                                                             (Note A)
Revenues                                          $  1,834,084        $ 43,850,317                              $ 45,684,401
Cost of revenues                                       985,418          31,401,687        $    43,182(4)          32,430,287
                                                  ------------        ------------        -----------           ------------
       Gross profit                                    848,666          12,448,630            (43,182)(4)         13,254,114
                                                  ------------        ------------        -----------           ------------

Salaries and related expenses                        1,394,321                             (1,394,321)(4)               --
Selling, general and administrative                  2,100,116           8,857,734          1,640,056(3)          12,597,906
Impairment of goodwill                               1,150,000                                                     1,150,000
Depreciation and amortization                          888,917                              1,605,961(1)           2,494,878
                                                  ------------        ------------        -----------           ------------

       Total operating expenses                      5,533,354           8,857,734          1,851,696             16,242,784
                                                  ------------        ------------        -----------           ------------

       Operating income (loss)                      (4,684,688)          3,590,896         (1,894,878)            (2,988,670)

Other income (expenses)
   Investment income                                     8,285                                                         8,285
   Management fee income                               201,277                                                       201,277
   Interest expense, net                                                  (163,997)        (2,395,743)(2)         (2,559,740)
   Loss from FPC Information Corp.
                                                  ------------        ------------        -----------           ------------
                                                       209,562            (163,997)        (2,395,743)            (2,350,178)
                                                  ------------        ------------        -----------           ------------

       Income (loss) before taxes                   (4,475,126)          3,426,899         (4,290,621)            (5,338,848)

Provision for income taxes (Note C)                                      1,328,226         (1,228,226)               100,000
                                                  ------------        ------------        -----------           ------------

       Income (loss) from continuing
         operations                                 (4,475,126)          2,098,673         (3,062,395)            (5,438,848)

Income from discontinued operations, net of
   tax (benefit) of $(112,539) and $111,792            304,708                                                       304,708
Estimated loss on disposal of discontinued
   operations                                         (686,642)                                                     (686,642)
                                                  ------------        ------------        -----------           ------------

       NET INCOME (LOSS)                          $ (4,857,060)       $  2,098,673         (3,062,395)            (5,820,782)
                                                  ============        ============        ===========             ==========

Dividend on Class A preferred stock                                                        (2,475,000)(5)         (2,475,000)
                                                                                          -----------           ------------
Net income (loss) applicable to common
   stockholders                                                                           $(5,537,395)          $ (8,295,782)
                                                                                          ===========           ============
Basic and diluted, net (loss) per share
(Note B)
   Continuing operations                          $       (.41)                                                 $       (.62)
   Discontinued operations                                (.03)                                                         (.03)
                                                  ------------                                                  ------------

                                                  $       (.44)                                                 $       (.65)
                                                  ============                                                  ============
Shares used in computing pro forma net loss
   per share
     Basic and diluted                              11,156,600                                                    12,669,000
                                                  ============                                                  ============

The accompanying notes are an integral part of this statement.

               Financial Performance Corporation and Subsidiaries

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                December 31, 2000



NOTE A - UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

(1)

      Amortization of goodwill                                                    $ 2,494,878
      Reclassification adjustment to conform the historical
          presentation of the statements of operations of the
          Company and Willey Brothers                                                (888,917)
                                                                                  -----------
                                                                                  $ 1,605,961
                                                                                  ===========


    Goodwill will be amortized over its estimated useful life of ten years.

(2) The following table summarizes the pro forma adjustments to interest expense based on the pro forma borrowing amounts as of January 1, 2000, at their respective contractual interest rates that would be in effect for the periods of time each obligation would be outstanding:

   Senior Term Loan                                                               $   799,004
   Subordinated convertible promissory notes
       $7.5 million LIBOR plus 150 basic points                                       569,358
       Amortization of debt discount                                                  333,333
       Amortization of deferred financing costs                                       474,048
       $2 million at 11%                                                              220,000
                                                                                  -----------

   Pro forma interest expense adjustment                                          $ 2,395,743
                                                                                  ===========

(3)

   Reclassification adjustment to conform the historical
       presentation of the statements of operations of the
       Company and Willey Brothers                                                $ 2,240,056
   Salary of former owners per employment contracts                                   400,000
   Less salary of former owners earned during fiscal 2000                          (1,000,000)
                                                                                  -----------

   Pro forma adjustment                                                           $ 1,640,056
                                                                                  ===========

(4) Represents reclassification adjustments to conform the historical presentations of the statement of operations of the Company and Willey Brothers.

(5) Represents accretion of preferred stock dividend to the earliest conversion date.

               Financial Performance Corporation and Subsidiaries

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                       STATEMENT OF OPERATIONS (CONTINUED)

                                December 31, 2000



NOTE B - PRO FORMA NET LOSS PER SHARE

     The pro forma weighted-average number of shares outstanding is equal to the historical number of weighted-average shares outstanding increased by 1,512,500 shares representing the effect of issuing shares to the former owners of Willey Brothers.


NOTE C - PRO FORMA INCOME TAXES

     At December 31, 2000, the Company had net Federal and state net operating loss carryforwards of approximately $5.4 million that will be available to offset future taxable income, if any, through December 2020. The utilization of the net operating losses may be subject to a substantial limitation due to the "change of ownership" provisions under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating losses before their utilization. A 100% valuation allowance has been established to reserve for the deferred tax assets arising from the net operating losses and other temporary differences since there is no assurance that their benefit will be realized in the future. Accordingly, there is no income tax benefit presented in either the pro forma consolidated balance sheet or the pro forma statement of operations.

     The pro forma tax adjustment assumes the utilization of net operating loss carryforwards to offset the taxable income of Willey Brothers.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Financial Performance Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: March 30, 2001           FINANCIAL PERFORMANCE CORPORATION


                               By:  /s/ Jeffrey S. Silverman
                                    -------------------------------------------
                                    Name: Jeffrey S. Silverman
                                    Title: Chairman and Chief Executive Officer